                                                           Exhibit 10.14


                    UNCONDITIONAL AND UNLIMITED GUARANTY AGREEMENT


    THIS UNCONDITIONAL AND UNLIMITED GUARANTY AGREEMENT, made and entered into on December 24, 1996 (the "Guaranty"), is executed by SAFEGUARD SCIENTIFICS, INC., a Delaware corporation (the "Guarantor"), and extended to a national banking association, BARNETT BANK, N.A. ("Bank") for the benefit of MICROVISION MEDICAL SYSTEMS, INC., a Delaware corporation (the "Borrower").


                                      RECITALS:

    1. Bank has agreed to make a loan (the "Loan") to Borrower pursuant to the terms and conditions of, among other documents, a Promissory Note of even date executed and delivered by Borrower in favor of Bank in the original principal amount of Three Million & NO/100 ($3,000,000.00) (the "Note") and a Credit Agreement dated December 24, 1996, by and between Borrower and Bank (the "Agreement") for the purpose of funding working capital to Borrower. The Note and Credit Agreement are hereinafter referred to collectively for convenience as the "Loan Documents".

    2. Without this Guaranty, Bank would be unwilling to make the Loan to Borrower.

    3. Because of the direct benefit to Guarantor from the Loan to Borrower, and as an inducement to Bank to make the Loan to Borrower, Guarantor agrees to guarantee to Bank the obligations of Borrower as set forth herein.

    NOW, THEREFORE, in consideration of Bank entering into the Credit Agreement and making the Loan to Borrower, and for other good and valuable consideration by Borrower to Guarantor, the receipt and sufficiency of which is hereby acknowledged by Guarantor, Guarantor hereby covenants and agrees as follows:

    1.   Guaranty of Payment; Survival.     Guarantor hereby unconditionally
guarantees to Bank the payment, when due, by acceleration or otherwise, of the Indebtedness. For the purposes hereof, the term "Indebtedness" shall include any and all indebtedness and obligations of Borrower to Bank, including without limitation, all principal, interest, fees and expenses, including attorneys' fees, evidenced by the Note, the Credit Agreement, or otherwise, or arising in connection with the Loan, whether existing now or arising hereafter, as such Indebtedness may be modified, increased, extended or renewed from time to time. The guaranty of Guarantor as set forth in this section is a guaranty of payment and not of collection.

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    2.   Subordination.

         2.1 All rights and claims of Guarantor now or hereafter existing (collectively the "Guarantor Claims") against Borrower or any of Borrower's property which Borrower now owns or shall acquire in the future or hereafter existing shall be subordinate and subject in right of payment to the prior payment if full of the Indebtedness to Bank.

         2.2 Until the Indebtedness has been paid in full and Guarantor shall have performed or satisfied all of its obligations hereunder, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any payment upon Guarantor Claims, nor seek to realize upon any collateral securing such Guarantor Claims nor claim any offset or other reduction of Guarantor's obligations hereunder because of any Guarantor Claims. Notwithstanding the foregoing, if Guarantor should receive any such payment, Guarantor agrees to hold same in trust for Bank and agrees that Guarantor shall have absolutely no rights in or to or dominion over, such payments except to pay them promptly to Bank without demand by Bank. Notwithstanding the above, Borrower shall have the right to repay Guarantor monies owed to it for so long a period of time as there is not an Event of Default by Borrower shall not be a defense to Bank's right to obtain payment from Guarantor hereunder.

         2.3 The undersigned Guarantor further hereby specifically covenants not to assert any Guarantor claim or remedy which such Guaranty may now have or hereafter acquire against Borrower that arises hereunder and/or from the performance by Guarantor hereunder, including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, indemnification, or participation in any claim, right, or remedy of Lender against the Borrower or any security which Lender now has or hereafter acquires, whether or not such claim, right, or remedy arises in equity, under contract, by statute, under common law or otherwise, until any preference period which could be asserted under section 547(b) of the Bankruptcy Code has expired.

    3. Guarantor Waivers. Guarantor hereby waives and agrees not to assert or take advantage of (a) any right or claim of right to cause a marshalling of any of Borrower's assets or the assets of any other party now; or hereafter held as security for the Indebtedness; (b) the defense of the statute of limitations in any action hereunder or for the payment of the indebtedness and performance of any obligation hereby guaranteed; (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of Guarantor, any other guarantor of the Loan, or Borrower or any other person or entity, or the voluntary or involuntary dissolution of Borrower or Guarantor, or the failure of Bank to file or enforce a claim against the estate (either in

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administration, bankruptcy or any other proceeding) of Borrower or any other person or entity; (d) any defense based on the failure of Bank to give notice of the existence, creation, or incurring of any new or additional indebtedness or obligation, or of any action or nonaction on the part of any other person whomsoever, or any modification of the terms of the Loan Documents, or the Indebtedness, in connection with any obligation hereby guaranteed; (e) any defense based upon an election of remedies by Bank which destroys or otherwise impair any subrogation rights of Guarantor or any other guarantor of the Loan or the right of Guarantor to proceed against Borrower or any other guarantor for reimbursement, or both; (f) any defense based upon failure of Bank to commence an action against Borrower; (g) any defense based upon acceptance of this Guaranty by Bank; (h) any defense based upon the invalidity or unenforceability of any of the Loan Documents; (i) any defense based upon any limitation of liability contained in any of the Loan Documents; (j) any defense based upon any transfer by Borrower of all or any part of the Collateral; (k) any defense based upon the failure of Bank to perfect any security or to extend or renew the perfection of any security; and (l) any other legal or equitable defenses whatsoever to which Guarantor might otherwise be entitled.

    4. Consent to Bank's Actions or Inactions. Guarantor consents that Bank may, at any time and from time to time, before or after any Default by Borrower, without affecting the liability of Guarantor hereunder and with or without further notice to or assent from Guarantor;

         4.1 Either with or without consideration to Borrower or payment of any portion of the Indebtedness, or any pledgor or grantor of any collateral, exchange, release or surrender (in whole or in part), or fail to protect or to preserve the value of any collateral now or hereafter held as security for the Loan, or waive, release or subordinate any line or security interest (in whole or in part) in or on any such collateral;

         4.2 Waive or delay the exercise of any of its rights or remedies against Borrower or any other person or entity, including without limitation, any guarantor guaranteeing the completion of the Project or payment of any portion of the Indebtedness; notwithstanding any waiver or delay, Bank shall not be precluded from further exercise of any of its rights, powers or privileges expressly provided for herein or otherwise available, it being understood that all such rights and remedies are cumulative;

         4.3 Waive or extend the time of Borrower's or any other guarantor's performance of any and all terms, provisions and conditions set forth in the Loan Documents;

         4.4 Release Borrower or any other person or entity, including without limitation any other guarantor guaranteeing the

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payment of any portion of the Indebtedness, from their obligation to repay all or any portion of the Indebtedness;

         4.5 Proceed against Guarantor without first proceeding against or joining Borrower or any other guarantor or any property securing the payment of the indebtedness;

         4.6 Renew, extend or modify the terms of the Loan or any instrument or agreement evidencing, securing, or relating to the Loan;

         4.7 Generally deal with Borrower or other person or party or any Collateral as Bank may see fit; and

    Guarantor shall remain bound under this Guaranty notwithstanding any such exchange, release, surrender, subordination, waiver (whether or not such waiver is oral or written), delay, proceeding, renewal, extension, modification, act or failure to act or other dealings described in Subsections 4.1 through 4.7 above, inclusive, including without limitation, any change in the Plans and/or the Improvements even though done without notice to or consent from Guarantor.

    5.   Waiver of Notice.   Guarantor waives all notices whatsoever with
respect to the Loan Documents, including without limitation, this Guaranty, and with respect to the Loan, including, but not limited to, notice of:

         5.1 Bank's acceptance of this Guaranty or its intention to act, or its action, in reliance hereon;

         5.2  The making of the Loan by Bank to Borrower;

         5.3 Presentment and demand for payment of the Loan or any portion thereof;

         5.4 Protest and notice of dishonor or non-payment with respect to the Loan or any portion thereof;

         5.5 Any Default by Borrower or any Pledgor, grantor of security, or any other guarantor guaranteeing the completion of the Project and/or payment of any portion of the Indebtedness;

         5.6  Any other notices to which Guarantor may otherwise by entitled;
and

         5.7  Any demand for payment under this Guaranty.

    6.   Primary Liability of Guarantor.    Guarantor agrees that this Guaranty
may be enforced by Bank without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having resorted to
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

recourse to the Note or the Collateral through foreclosure proceedings under the Security Documents or otherwise and Guarantor hereby waives any rights to require Bank to proceed against Borrower or any other guarantor or to require Bank to pursue any other remedy or enforce any other right. Guarantor further agrees that Guarantor shall have no right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for the Indebtedness of Borrower to Bank as long as there is any outstanding indebtedness to Bank, or the expiration of any bankruptcy preference period, whichever occurs last. Guarantor further agrees that nothing contained herein shall prevent Bank from suing on the Note or foreclosing the Security Agreement or from exercising any other rights available to it under any other Loan Document, or any other instrument of security if neither Borrower nor Guarantor timely performs the obligations of Borrower thereunder, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of Guarantor's obligations hereunder; it being the purpose and intent of Guarantor that Guarantor's obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of Borrower or any other guarantor or by reason of Borrower's or any other guarantor's bankruptcy, insolvency, death, or dissolution. At any time Bank is entitled to exercise its remedies hereunder, it may in its discretion elect to demand payment or performance. In the event Bank elects to demand performance, it shall at all times thereafter have the right to demand payment until all of the Indebtedness has been paid in full. In the event Bank elects to demand payment, it shall at all times thereafter have the right to demand performance until all of the Indebtedness has been paid in full.

    7. Subrogation Rights. Guarantor will not assert any right to which it may be or may become entitled, whether by subrogation, contribution or otherwise, against Borrower or any other guarantor or against any of their respective properties, by reason of the performance by Guarantor of its obligations under this Guaranty, and payment in full of the Indebtedness in accordance with the Credit Agreement, as long as there is any outstanding indebtedness to Bank, or the expiration of any bankruptcy preference period, whichever occurs last.

    8.   Cost of Enforcement.     In the event that the Note or this Guaranty
are not paid when due on any stated or accelerated maturity date, or should it be necessary for Bank to enforce any other of its rights under the Loan Documents, Guarantor will pay to Bank, in addition to principal, interest and other charges due hereunder or under the other Loan Documents, all costs of collection or enforcement, including reasonable attorneys' fees,

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paralegals' fees, legal assistants' fees, costs and expenses, whether incurred with respect to collection, litigation, bankruptcy proceedings, interpretation, disputes, negotiation, trial, appeal, defense of actions instituted by a third party against Bank arising out of or related to the Loan, enforcement of any judgment based on this Guaranty, or otherwise, whether or not a suit to collect such amounts or to enforce such rights is brought or, if brought, is prosecuted to judgment.

    9.   Grant.    To secure the performance of this Guaranty, Guarantor grants to Bank a security interest in all property of Guarantor to the extent such property is delivered concurrently herewith or is now, or at any time hereafter is in the possession of Bank, and all proceeds, replacements, or substitutions of all such property. Guarantor agrees that Bank shall have the rights and remedies of a secured party under the Uniform Commercial Code as adopted by the State of Florida with respect to all of the aforesaid property, including, without limitation, the right to sell or otherwise dispose of any or all such property. Any notification of intended disposition of any property required by law shall be deemed reasonably and properly given if given at least five (5) calendar days before such disposition. Notwithstanding the foregoing, Bank may, without further notice to anyone, apply or set off any balances, credits, deposits, accounts, monies or other indebtedness at any time created by or due from Bank to Guarantor against the amounts due hereunder.

    10. Term of Guaranty; Warranties. This Guaranty shall continue in full force and effect until the Indebtedness is fully paid, and all obligations of Borrower and Guarantor are performed and discharged. This Guaranty covers the Indebtedness whether presently outstanding or arising subsequent to the date hereof including all amounts advanced by Bank in stages or installments. Guarantor warrants and represents to bank, (i) that this Guaranty is binding upon and enforceable against Guarantor, its heirs, personal representatives, executors, successors, and assigns in accordance with its terms, (ii) that the execution and delivery of this Guaranty do not violate any applicable laws or constitute a breach of any agreement to which Guarantor is a party, (iii) that there is no litigation, claim, action or proceeding pending, or, to the best knowledge of Guarantor, threatened against Guarantor which would adversely affect the financial condition of Guarantor or its ability to fulfill its obligations hereunder. Guarantor agrees to promptly inform Bank of the adverse determination of any litigation, claim, action or proceeding or the institution of any litigation, claim, action or proceeding against Guarantor which does or could adversely affect the financial condition of Guarantor or its ability to fulfill its obligations hereunder.

    11. Further Representations and Warranties. Guarantor further represents to Bank that Guarantor has knowledge of Borrower's financial condition and affairs and represents and agrees that it

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

will keep so informed while this Guaranty is in force. Guarantor agrees that Bank has no present or future obligation to investigate the financial condition or affairs of Borrower for the benefit of Guarantor nor to advise guarantor of any fact respecting, or any change in, the financial condition or affairs of Borrower or any other guarantor of the Loan which might come to the knowledge of Bank at any time, whether or not Bank knows or believes or has reason to know or believe that any such fact or change is unknown to Guarantor or might (or does) increase the risk of Guarantor as guarantor or might (or would) affect the willingness of Guarantor as guarantor or might (or would) affect the willingness of Guarantor to continue as a guarantor with respect the Indebtedness.

    12. Guarantor agrees that a default by Guarantor on its existing $100,000,000.00 Line of Credit with PNC shall constitute a default by Borrower under its Note and Loan Agreement of even date herewith.

    13.  Financial Statements.

         (a) Guarantor will, within one hundred twenty (120) days after the end of each year, deliver or cause to be delivered to Lender its annual audited financial statement as of the last day of such calendar year, in reasonable detail and satisfactory in scope to Lender;

         (b) Guarantor will, within forty five (45) days after the end of each quarter, deliver or cause to be delivered to Lender its company-prepared financial statement as of the last day of such quarter, in reasonable detail and satisfactory in scope to Lender;

         (c) with reasonable promptness, Guarantor will deliver such additional financial or other data as Lender may from time to time reasonably request; and

         (d) Lender is hereby authorized to deliver a copy of Guarantor's financial statements or any other information relating to the financial condition or guarantor which may be furnished to it or come to its attention pursuant to the Loan Documents or otherwise, to any regulatory body or agency having jurisdiction over Lender to any Person which shall have the right or obligation to, succeed to all or any part of Lender's interest in Loan Documents.

    14. Additional Liability of Guarantor. If Guarantor is or becomes liable for any indebtedness owing by Borrower to Bank by endorsement or otherwise than under this Guaranty, such liability shall not be in any manner impaired or reduced hereby but shall have all the same force and effect it would have had if this Guaranty had not existed and Guarantor's liability hereunder shall be in any manner impaired or reduced thereby.

    15.  Cumulative Rights.   All rights of Bank hereunder or otherwise arising
under any documents executed in connection with or as security for the Indebtedness are separate and cumulative and may be pursued separately, successively or concurrently, or not pursued without affecting, reducing or limiting any other right of Bank and without affecting, reducing, or impairing the liability of Guarantor.

    16.  Multiple Counterparts; Pronouns; Captions; Severability.   This
Guaranty may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute but one and the same document.
The pronouns used in this instrument shall be construed as masculine, feminine or neuter as the occasion may require. Use of the singular includes the plural, and vice versa. Captions are for reference only and in no way limit the terms of this Guaranty. Invalidation of any one or more of the provisions of this Guaranty shall in no way affect any of the other provisions hereof, which shall remain in full force and effect. Use of the term "include" or "including" is always without limitation. "Person" or "party" means any natural person or artificial entity having legal capacity.

    17.  Bank Assigns.   This Guaranty is intended for and shall inure to the
benefit of Bank and each and every person who shall from time to time be or become the owner or holder of any document evidencing or securing the Indebtedness, and each and every reference herein to Bank shall include and refer to each and every successor or assignee of Bank at any time holding or owning any part of or interest in any part of the Indebtedness. This Guaranty shall be transferable and negotiable with the same force and effect, and to the same extent, that any document evidencing or securing all or any portion of the Indebtedness is transferable and negotiable, it being understood and stipulated that upon assignment or transfer by Bank of any of the Indebtedness, the legal holder or owner of said Indebtedness (or a part thereof or interest therein thus transferred or assigned by Bank) shall (except as otherwise stipulated by Bank in its assignment) have and may exercise all of the rights granted to Bank under this Guaranty to the extent of that part of or interest in the indebtedness thus assigned or transferred to said person. Guarantor expressly waives notice of transfer or assignment of the Indebtedness, or any part thereof, or of the rights of Bank hereunder. Failure to give notice will not affect the liabilities of Guarantor hereunder.

    18.  Application of Payments.   Bank may apply any payments received by it
from any source against that portion of the indebtedness (principal, interest, court costs, attorneys' fees or other) in such priority and fashion as it may deem appropriate.

    19.  Notices.   Unless otherwise provided, all notices required to be given hereunder shall be in writing and shall be deemed served on the earlier of (i) receipt or (ii) seventy-two


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(72) hours after deposit in registered, certified or first-class United States mail, postage prepaid, and addressed to the parties at the following addresses, or such other addresses as may from time to time be designated by written notice given as herein required:

              to Guarantor:       Safeguard Scientifics, Inc.
                                  435 Devon Park Drive
                                  Wayne, PA  19807
                                  Attn:  Chief Financial Officer


                                  and


              to Bank:            Barnett Bank, N.A.
                                  707 Mendham Blvd., Suite 123
                                  Attn: Closing Department Manager
                                  Orlando, FL   32825


Personal delivery to a party or to any officer, partner, agent or employee of such party, or if a proper person, to a member of his family, at its address herein shall constitute receipt. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall also constitute receipt. Notwithstanding the foregoing, no notice of change of address shall be effective until the date of receipt thereof. This section shall not be construed in any way to affect or impair any waiver of notice or demand herein provided or to require giving of notice or demand to or upon Guarantor in any situation or for any reason.

    20.  Conflict of Law.   This Guaranty shall be construed, interpreted,
enforced and governed by and in accordance with the laws of the State of Florida.

    21.  Submission to Jurisdiction.   Guarantor irrevocably and
unconditionally (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Guaranty may be brought, at the option of Bank, in a court of competent jurisdiction of the state of Florida or any United States District Court; (b) consents to the jurisdiction of each such court in any such suit, action or proceeding; (c) waives any and all personal rights under the laws of any state to object to the laying of venue of any such suit, action or proceeding in the State of Florida; and (d) agrees that service of any court paper may be effected on Guarantor by mail, addressed and mailed as provided in Section 19 hereof or in such other manner as may be provided under applicable laws or court rules in the State of Florida. Nothing contained herein, however, shall prevent Bank from bringing an action or exercising any rights against any security or against Guarantor personally, and against any property of Guarantor, within any other state. Initiating such proceeding or taking such action in any other state shall in no event constitute a waiver of the agreement contained herein that the law of the state of Florida shall govern the rights and obligations of Guarantor and Bank hereunder or of the submission herein made by Guarantor to personal jurisdiction within the State of Florida. The aforesaid means of obtaining personal jurisdiction and perfecting service of process are not intended to be exclusive but are cumulative and in addition to all other means of obtaining personal jurisdiction and perfecting service of process now or hereafter provided by the law of the State of Florida.

    22.  Oral Modification Ineffective.   This Guaranty may not be changed
orally, and no obligation of Guarantor can be released or waived by Bank or any officer or agent of Bank, except by a writing signed by a duly authorized officer of Bank. This Guaranty shall be irrevocable by Guarantor until the Indebtedness has been completely repaid and all obligations and undertakings of Borrower under, by reason of, or pursuant to the Loan Documents have been completely performed, at which time Bank will terminate this Guaranty. This Guaranty shall continue in full force and effect unless and until discharged or released by Bank pursuant to a written instrument properly executed by an appropriate officer of Bank. This Guaranty shall continue in full force and effect unless and until discharged or released by Bank pursuant to a written instrument properly executed by an appropriate officer of Bank.

    23.  Reference to other Loan Documents.   All of the terms, definitions,
conditions and covenants of the Credit Agreement, the Note, the Mortgage, and the Assignment are expressly made a part of this Guaranty by reference in the same manner and with the same effect as if set forth herein at length and shall have the meaning set forth in the Credit Agreement unless otherwise defined herein.

    24.  Waiver of Trial by Jury.   BY EXECUTION HEREOF, GUARANTOR AGREES THAT
NEITHER GUARANTOR, NOR ANY ASSIGNEE, SUCCESSOR, HEIR, OR LEGAL REPRESENTATIVE OF GUARANTOR (ALL OF WHOM ARE HEREINAFTER REFERRED TO AS THE "PARTIES") SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS GUARANTY, OR THE LOAN DOCUMENTS, OR ANY INSTRUMENT EVIDENCING, SECURING, OR RELATING TO THE INDEBTEDNESS AND OTHER OBLIGATIONS EVIDENCED HEREBY, ANY RELATED AGREEMENT OR INSTRUMENT, ANY OTHER COLLATERAL FOR THE INDEBTEDNESS EVIDENCED HEREBY OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG THE PARTIES, OR ANY OF THEM. NONE OF THE PARTIES WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY NEGOTIATED BY THE PARTIES WITH BANK HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. BANK HAS IN NO WAY AGREED WITH

OR REPRESENTED TO GUARANTOR OR ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

    IN WITNESS WHEREOF, Guarantor has executed this Guaranty under seal as of the day and year first above written.

Signed, sealed and delivered
in the presence of:                         "GUARANTOR"

                                  SAFEGUARD SCIENTIFICS, INC.,
                                  a Delaware corporation

 /s/ Illegible                        By: /s/ Michael Miles
----------------------------          -----------------------------
Printed name:   Illegible                 Its Vice President

 /s/ Illegible
----------------------------
Printed name:   Illegible
(as to Guarantor)


Commonwealth of PA
----------------------------

County of Chester
----------------------------


    BEFORE ME, the undersigned authority, personally appeared Michael Miles as Vice President of SAFEGUARD SCIENTIFICS, INC., a Pennsylvania corporation, on behalf of said corporation, who is personally known to me or provided ___________________ as identification and who did/did not take an oath, this 28th day of December, 1996.

                                  /s/ Illegible
                                  -------------------------------------
                                  Notary Public
My Commission expires:            Printed Name:
                                                -----------------------
                                  Commission No.
                                                 ----------------------



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